EXHIBIT 23.1



              INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-56260, 333-56256, 333-54272, 333-43648 and 333-43578 on Form S-8 of VINA
Technologies, Inc. and its subsidiaries of our reports dated January 21, 2002 appearing in this Annual Report on Form 10-K of VINA Technologies, Inc. for the year ended December 31, 2001.



/s/ DELOITTE & TOUCHE LLP

San Jose, California
March 29, 2002